As filed with the Securities and Exchange Commission on August 8, 2011

Registration No. 333-133602

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

Post-Effective

Amendment No. 2 to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE RYLAND GROUP, INC.

(Exact name of registrant as specified in its charter)

Maryland	52-0849948
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

24025 Park Sorrento
Suite 400
Calabasas, California	91302
(Address of principal executive offices)	(Zip Code)

THE RYLAND GROUP, INC. 2006 NON-EMPLOYEE DIRECTOR STOCK PLAN

(Full title of plan)

Timothy J. Geckle

Senior Vice President, General Counsel and Secretary

The Ryland Group, Inc.

24025 Park Sorrento, Suite 400

Calabasas, California 91302

818-223-7500

(Name, address and telephone

number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

The Ryland Group, Inc., a Maryland corporation (the “Registrant”), is filing this post-effective amendment to deregister certain securities originally registered pursuant to the Registration Statement on Form S-8 filed on April 27, 2006 (file no. 333-133602) (the “Registration Statement”) with respect to shares of the Registrant’s Common Stock, par value $1.00 (the “Common Stock”), thereby registered for offer or sale pursuant to The Ryland Group, Inc. 2006 Non-Employee Director Stock Plan (the “2006 Plan”). A total of 150,000 shares were registered for issuance under the Registrant’s 2006 Plan.

No future awards will be made under the 2006 Plan. Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, the Registrant is filing this Post-Effective Amendment No. 2 to the Registration Statement to deregister an aggregate of 21,975 shares of the Registrant’s Common Stock previously registered that have not been issued and will not in the future be issued under the 2006 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 2 to Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on the 8th day of August, 2011.

THE RYLAND GROUP, INC.

By:	/s/ Timothy J. Geckle
Timothy J. Geckle
Senior Vice President, General Counsel and
Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Larry T. Nicholson
/s/ Larry T. Nicholson	President and Chief Executive Officer	August 8, 2011
Larry T. Nicholson	(Principal Executive Officer)

/s/ Gordon A. Milne	Gordon A. Milne
Gordon A. Milne	Executive Vice President and Chief Financial Officer	August 8, 2011
(Principal Financial Officer)

/s/ David L. Fristoe	David L. Fristoe
David L. Fristoe	Senior Vice President, Controller and Chief Accounting Officer	August 8, 2011
(Principal Accounting Officer)

A majority of the Board of Directors:

Roland A. Hernandez, William L. Jews, Ned Mansour, Robert E. Mellor, Norman J. Metcalfe, Larry T. Nicholson, Charlotte St. Martin and Robert G. van Schoonenberg

/s/ Timothy J. Geckle	As Attorney-in-Fact	August 8, 2011
Timothy J. Geckle

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
24.1	Powers of Attorney (filed herewith)